As filed with the Securities and Exchange Commission on March 30, 2000
                                                      Registration No. 333-94229
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                            POST EFFECTIVE AMENDMENT
                                    NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       SQUARE SHOOTER INTERNATIONAL, LTD.
               (Exact Name of Issuer as Specified in its Charter)

                DELAWARE                            95-4695878
        (State or Other Jurisdiction of          (I.R.S. Employer
        Incorporation of Organization)           Identification No.)


                               1130 FIRETHORN WAY
                              KNOXVILLE, TN 37923
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                 AMENDED AND RESTATED 1999 CONSULTANT AGREEMENTS
                                      AND
                             EMPLOYMENT AGREEMENTS
                            (Full Title of the Plans)

              Calvin Shieh, President and Chief Executive Officer
                    1130 Firethorn Way, Knoxville, TN 37923
                    (Name and Address of Agent for Service)

  Telephone Number, Including Area Code, of Agent for Service: (423) 531-5620


                         CALCULATION OF REGISTRATION FEE
-----------    ---------------    --------------   ------------   ------------
Title of                            Proposed         Proposed
Securities        Amount            maximum          maximum
to be             to be             offering         aggregate      Amount of
registered        registered        price per        offering     registration
                                    share            price             fee
-----------   ----------------    --------------   ------------   ------------
Common        5,062,000 shares        $ .001          $5,062          $122
Stock
$0.001
par value
-----------    ---------------    --------------   ------------   ------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

EXHIBIT NO.
-----------
3.1.1 Amended and Restated Certificate of Incorporation of the Company (filed herewith).

3.2. Bylaws of the Company, incorporated herein by reference to the Company's registration statement on Form 10-SB, file no. 0-27153.

5.1 Opinion of Sara Churgin, Esq. as to legality of the securities being registered pursuant to Employment Agreements.*

5.2.1 Amended Opinion of Sara Churgin, Esq. as to legality of the securities being registered pursuant to Consultant Agreements (filed herewith).

23.1 Consent of Sara Churgin, Esq. (included as Exhibit 5.1 and 5.2 to this registration statement)*

23.2     Consent of Weinberg & Company, P.A.*

24       Power of Attorney is contained on the signature pages (filed herewith).

99.1     Larry Todt Employment Agreement.*

99.2     James Walters Employment Agreement.*

99.3.1   Amended and Restated George Todt Consulting Agreement (filed herewith).

99.4.1 Amended and Restated James Walters Consulting Agreement (filed herewith).

99.5     Louis Geasland Consulting Agreement.*

99.6     Bruce Bell Consulting Agreement.*

99.8     James M. Brown, Jr. Consulting Agreement.*

    *  Previously filed

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, and the State of Tennessee, on March 30, 2000.


                                      SQUARE SHOOTER INTERNATIONAL, LTD.

                                     By:    /s/ Calvin Shieh
                                          -----------------------
                                           Calvin Shieh
                                           President and Chief Executive
                                             Officer


POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Calvin Shieh and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                TITLE                         DATE


/s/ Calvin Shieh         President and Chief           March 30, 2000
Calvin Shieh             Executive Officer

/s/ Dan Brookshire       Director and Officer          March 30, 2000
Dan Brookshire

/s/ Harold Roberts       Director                      March 30, 2000
Harold Roberts

/s/ Edgar Harman         Director and Officer          March 30, 2000
Edgar Harman

Graham E. Gill           Director                      March 30, 2000